EXHIBIT 10.2

AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

Reference is made to that certain Non-Qualified Stock Option Agreement (the “Agreement”) dated as of December 19, 2003 between DDi Corp. and Bruce McMaster (“Employee”), as amended. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

The Agreement is hereby amended as of June 1, 2005 as follows.

Section 1.(c), entitled, “Vesting” is replaced in its entirety to read:

     I Vesting. The Non-Contingent Stock Options granted hereunder may be exercised only to the extent they have become vested. The Non-Contingent Stock Options shall vest in increments of 33 1/3% commencing on the Grant Date and on each eighteen month anniversary thereof. Notwithstanding anything in the immediately preceding paragraph to the contrary, however, the portion of A1(a) Stock Options that would have otherwise have vested on June 19, 2005 will vest on the earlier to occur of (i) the last day of employment of Employee (provided that such day is on or after June 19, 2005) or (ii) June 1, 2006.

To Section 2., entitled “Tranche A4 Stock Option” is added a new section as follows:

“Section 2(d). Deferral of Exercisability.

Notwithstanding anything in the foregoing Section 2. to the contrary, the Tranche A4 Stock Option may not be exercised until the earlier to occur of (i) the last day of employment of Employee (provided that such day is on or after December 12, 2005) or (ii) June 1, 2006.”

Aside from the changes set forth above, the Agreement shall remain unaltered.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

EMPLOYEE	DDi Corp.

By: /S/ BRUCE D. McMASTER	By: /S/ TIMOTHY J. DONNELLY

Name: Bruce D. McMaster	Name: Timothy J. Donnelly

Title:Vice President and General Counsel

SCHEDULE TO EXHIBIT 10.2

DDi Corp. entered into Amendments to Non-Qualified Stock Option Agreements on June 1, 2005 substantially identical to this Exhibit 10.2 with the following executive officers and respective changes in vesting dates:

Executive	Vesting Date of A1(a) Stock	Vesting Date of A4 Stock
	Options	Options
Bradley Tesch	December 19, 2006	December 19, 2006
Timothy Donnelly	December 19, 2006	December 19, 2006